Exhibit 99.1

Global Star Acquisition Inc. Announces Receipt of NASDAQ Continued Listing Standard Notice

MCLEAN, VA – November 23, 2022 – Global Star Acquisition Inc. (NASDAQ: GLSTU) (the “Company”) today announced that it received a deficiency letter (the “Notice”) on November 22, 2022 from the Listing Qualifications Department of The NASDAQ Stock Market LLC (“Nasdaq”) stating that the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”) because it had not timely filed its Third Quarter Financials on Form 10-Q for the period ended September 30, 2022 (the “Form 10-Q”) with the SEC.

As previously disclosed in the Form 12b-25 and Form 12b-25/A, filed on November 11, 2022, and November 22, 2022, respectively by the Company with the Securities Exchange Commission (the “SEC”), the Company had determined that it was unable, without unreasonable effort or expense, to file its Form 10-Q, by the required due date of November 14, 2022 and November 21, 2022, respectively. The Company also announced that it expected to receive a letter from the Listing Qualifications Department of Nasdaq stating that the Company is not in compliance with the Listing rule because it had not timely filed the Form 10-Q with the SEC. The Listing Rule requires listed companies to timely file all required periodic financial reports with the SEC.

In connection with the foregoing, on November 22, 2022, the Company received such letter from NASDAQ.

The Company intends to file the Form 10-Q and regain compliance prior to January 23, 2023.

About Global Star Acquisition Inc.

The Company (NASDAQ: GLSTU) is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. It has not selected any specific business combination target and has not, nor has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. While the Company may pursue an initial business combination target in any business or industry, it intends to focus its search on financial technology (“Fintech”) and property technology (“Proptech”) businesses that offer technology solutions, software, services or products to the financial services or real estate industries. The Company intends to initially prioritize the Nordic region and Asia Pacific, especially Southeast Asia as its geographical focus. The Company is led by Anthony Ang, the Company’s Chairman and Chief Executive Officer, Nicholas Khoo, the Company’s Chief Operating Officer, and Shan Cui, the Company’s Chief Financial Officer

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws. All statements other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects,” or similar expressions, involve known and unknown risks and uncertainties, and include the statement regarding the completion of the business combination within a certain period of time, if ever. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they do involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of risks and uncertainties, such as risks related to: our ability to obtain necessary regulatory approvals and other risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Registration Statement filed with the Securities and Exchange Commission, and similar disclosures in subsequent reports filed with the SEC, which are available on the SEC website at www.sec.gov. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Contact

Global Star Acquisition Inc.

1641 International Drive, Unit 208

Mclean, VA 22102

Anthony Ang

Chairman and Chief Executive

Officeranthonyang@gcic.com.sg